United States

Securities And Exchange Commission

Washington, DC 20549

______________

FORM 8-K

____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

Manhattan Associates, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia

30339

(Address of Principal Executive Offices)

(Zip Code)

(770) 955-7070

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MANH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 27, 2026, Manhattan Associates, Inc. (“we”, “our”, or the “Company”) issued a press release providing its financial results for the three and nine months ended September 30, 2026. A copy of this press release is attached as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Non-GAAP Financial Measures in the Press Release

The press release includes, as additional information regarding our operating results, our adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share (collectively, “adjusted results”), which exclude the impact of equity-based compensation, expense related to an unusual health insurance claim, net of insurance recoveries, restructuring expenses, and related income tax effects.

These various measures are not in accordance with, or alternatives for, financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP measures used in the press release exclude the impact of the items described above for the following reasons:

•
Equity-Based Compensation: Equity-based compensation expense typically does not require cash settlement by the Company. We also exclude the tax benefits or deficiencies of vested stock awards caused by differences in the amount deductible for tax purposes related to the stock award from the compensation expense recorded for financial reporting purposes.
•
Unusual Health Insurance Claim, Net of Insurance Recoveries: Due to the uncommonly large magnitude and nature of the health insurance claim and timing of related insurance recoveries, we do not believe that this expense is a typical cost that results from normal operating activities.
•
Restructuring Expense: We do not believe that the restructuring expenses related to reductions in our workforce recorded in 2026 and 2025 are costs that result from normal operating activities. Rather, the event in 2026 related to strategic decisions to leverage increased operational efficiencies and focus investments on key strategic priorities, and the event in 2025 related to aligning our services capacity with customer demand which had been impacted by macro-economic uncertainty. We exclude these costs for adjusted non-GAAP results to facilitate period-to-period comparability of operating performance and to provide investors with supplemental information regarding the underlying performance of the business.

We assess our operating performance using these adjusted measures, and we rely on adjusted results as primary measures to review and assess the operating performance of our management team in connection with our executive compensation and bonus plans. Further, we believe our peers also typically present non-GAAP results similarly adjusted.

Management refers to adjusted results in making operating decisions because we believe they provide meaningful information regarding our operational performance and our ability to invest in research and development and fund capital expenditures and acquisitions. In addition, adjusted results facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results.

We similarly believe reporting adjusted results facilitates investors’ understanding of our historical operating trends because it provides supplemental measurement information in evaluating the operating results of our business. We also believe that adjusted results provide a basis for comparisons to other companies in the industry and enable investors to evaluate our operating performance in a manner consistent with our internal basis of measurement.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth below under Item 5.03 is hereby incorporated by reference in response to this Item 3.03 to the extent applicable.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On October 22, 2026, the Board of Directors (the “Board”) of the Company elected Mr. Juan Perez to serve as a member of the Board, as a Class III director. Mr. Perez’s service is expected to commence on January 28, 2027. The Board has not yet determined on which Board Committees Mr. Perez will serve.

Mr. Perez will receive compensation in accordance with the Company’s existing compensation policy for non-employee directors. Mr. Perez was not elected pursuant to any arrangement or understanding between him and any other person. Mr. Perez has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Bylaws

On October 22, 2026, the Board, upon the recommendation of its Nomination and Governance Committee, approved and adopted amendments (the “Bylaw Amendments”) to the Company’s Amended Bylaws (as so amended, the “Bylaws”), effective immediately upon adoption. The Bylaw Amendments add new Sections 9.6 through 9.9 to Article Nine of the Bylaws. Sections 9.6 and 9.7 implement provisions made available to Georgia public corporations by recent amendments to the Georgia Business Corporation Code (the “GBCC”). The Bylaw Amendments provide as follows:

Derivative Standing Ownership Threshold (Section 9.6). To the fullest extent permitted by the GBCC, no shareholder may commence or maintain a derivative proceeding on behalf of the Company unless such shareholder owned, at the time of the act or omission complained of, at least one percent (1%) of the outstanding shares of the Company’s common stock. This requirement is in addition to any other requirements for derivative standing under the GBCC.

Exclusive Forum for Internal Entity Claims (Section 9.7). Unless the Company consents in writing to an alternative forum, and to the fullest extent permitted by law, the Georgia State-wide Business Court (the “Business Court”) will be the sole and exclusive forum for any “internal entity claim” (as defined in Section 14-1-1 of the Official Code of Georgia Annotated (the “O.C.G.A.”)), including, to the extent not otherwise covered by that definition: (a) any derivative action brought on behalf of the Company; (b) any action asserting a breach of a fiduciary or legal duty owed by any current or former director, officer, employee, shareholder or agent of the Company to the Company or its shareholders, including aiding and abetting any such breach; (c) any action asserting a claim arising under the GBCC, the Company's Articles of Incorporation or the Bylaws, including their interpretation, validity or enforceability; (d) any action asserting a claim governed by the internal affairs doctrine; (e) any action to compel inspection of the Company's books and records; and (f) any other such action asserting a claim of a type that falls within the Business Court's subject-matter jurisdiction under O.C.G.A. Section 15-5A-3.

If a shareholder files an action covered by Section 9.7 in a court other than the Business Court, the shareholder will be deemed to have consented to the Business Court's personal jurisdiction in any action to enforce Section 9.7 and to the removal or transfer of the action to the Business Court.

Exclusive Federal Forum for Securities Act Claims (Section 9.8). Notwithstanding Section 9.7, unless the Company consents in writing to an alternative forum, the federal district courts of the United States of America will be, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a claim arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Severability (Section 9.9). Without limiting the existing severability provision applicable to the indemnification provisions in Article Eight of the Bylaws, if any provision of the Bylaws, or the application of any provision to any person, entity or circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of that provision in any other circumstance and of the remaining provisions of the Bylaws will not be affected or impaired.

Under Sections 9.7 and 9.8, any person or entity purchasing or otherwise acquiring or holding any interest in shares of the Company’s capital stock (in the case of Section 9.7) or in any security of the Company (in the case of Section 9.8) will be deemed, to the fullest extent permitted by law, to have notice of and to have consented to those provisions.

The foregoing description of the Bylaw Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended by the Bylaw Amendments, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Perez to the Board is furnished herewith as Exhibit 99.2. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

Number	Description
3.2	Amended Bylaws of the Registrant (As Amended Effective October 22, 2026)
99.1	Press Release Announcing Third Quarter Results, dated October 27, 2026
99.2	Press Release Announcing Mr. Perez's Election, dated October 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Manhattan Associates, Inc.

By: /s/ Linda Pinne

Linda Pinne

Senior Vice President, Chief Financial Officer

Dated: October 27, 2026